Exhibit 10.1

THIRD AMENDMENT OF THE

COMMUNICATIONS SYSTEMS, INC.

EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST

THIS INSTRUMENT, amending the Communications Systems, Inc. Employee Stock Ownership Plan and Trust, is adopted by Communications Systems, Inc., a Minnesota corporation, (the “Employer”).

WHEREAS, The Employer has heretofore established and maintains a stock bonus and employee stock ownership plan (the “Plan”) that is currently embodied in a document dated January 1, 2009, as amended; and

WHEREAS, Pursuant to the authority reserved to the Employer under the Plan, the Employer desires to amend the Plan as set forth herein;

NOW, THEREFORE, The Plan is hereby amended as follows:

1.	Effective December 1, 2012, Section 8.8 of the Plan is amended by revising subsection (d) to read as follows:

(d)	at the election of the Participant or Beneficiary:

(i)	paid as provided in (b) or (c) above, or

(ii)	paid to the Plan and reinvested in Employer Securities;

2.	Save and except as herein expressly amended, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Communications Systems, Inc. has caused this Amendment to be executed by its officer, who has been duly authorized by its Board of Directors, effective as of the date specified above.

COMMUNICATIONS SYSTEMS, INC.

By

Its

Date